                                                              Exhibit 25
                                 POWER OF ATTORNEY

           Each person whose signature appears below hereby severally appoints Arthur L. Goldstein and Stephen Korn and each of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 herewith filed with the Securities and Exchange Commission, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, for the purpose of registering shares of Common Stock, par value $1.00 per share, of Ionics, Incorporated, granting unto said attorney-in-fact and agent, and each to them, full power and authority to do and perform each and every act and thing fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

           WITNESS our hands and common seal on the dates set forth below.

           Signature                   Title                       Date

       /s/Arthur L. Goldstein          Chairman of the Board,   May 3, 1995
       Arthur L. Goldstein             President and Chief
                                       Executive Officer

       /s/William L. Brown             Director                 May 3, 1995
       William L. Brown

       /s/Arnaud de Vitry d'Avaucourt  Director                 May 3, 1995
       Arnaud de Vitry d'Avaucourt

       /s/Lawrence E. Fouraker         Director                 May 3, 1995
       Lawrence E. Fouraker

       /s/Samuel A. Goldblith          Director                 May 3, 1995
       Samuel A. Goldblith

       /s/Kachig Kachadurian           Director                 May 3, 1995
       Kachig Kachadurian

       /s/William E. Katz              Director                 May 3, 1995
       William E. Katz

                                       Director
       Robert B. Luick

       /s/John J. Shields              Director                 May 3, 1995
       John J. Shields

       /s/Carl S. Sloane               Director                 May 3, 1995
       Carl S. Sloane

       /s/Mark S. Wrighton             Director                 May 3, 1995
       Mark S. Wrighton

       /s/Allen S. Wyett               Director                 May 3, 1995
       Allen S. Wyett
       /14